UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2015

U.S. Rare Earth Minerals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-154912	26-2797630
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6430 Medical Center St., Suite 230, Las Vegas, Nevada	89148
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-551-1989

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

4.01 Changes in Registrant’s Certifying Accountant.

On May 13, 2015, U.S. Rare Earth Minerals, Inc., (the “Company”) changed its Certifying Accountants from its current auditors, Paritz and Company (”Paritz”) to new certifying accountants Malone Bailey, LLP, Certified Public Accountants, (“Malone Bailey”) with offices at 9801 Westheim Drive, Suite 1100, Houston, Texas. Malone Bailey also has offices in New York City and two offices in China. Malone Bailey’s fees for auditing the Company were determined to be substantially less than those previously charged by the Company’s prior auditors and Malone Bailey has great experience in auditing small companies. The Company is unaware of any disagreements with its prior auditors on any audit matters. The Company owes audit fees for antecedent services performed by Paritz which are anticipated to be resolved amicably between the Company and its prior auditor. Paritz was advised of the change on May 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTH MINERALS, INC.

Dated: May 15, 2015	By:	/s/ Michael Herod
Michael Herod President and Director

May 15, 2015

	By:	/s/ Larry Bonafide
Larry Bonafide Chief Financial Officer and Director